gawk Incorporated

Fee Agreement

This Agreement ("Agreement") is made effective as of May 29, 2014, by and between Gawk, Inc. ("Company") and BCMG Entertainment, Inc. ("Consultant").

1. **Description of Services.** Beginning on May 29, 2014 Consultant will provide to Company the services described in the attached Exhibit (collectively the "Services")
2. **Payment for Services.** In exchange for the services Company will pay compensation to Consultant for the Services in the amount of $100,000.00. This will be payable in a lump sum On May 30, 2014.
3. **Term.** This Agreement will terminate automatically upon completion by Consultant of the Services required by this Agreement.
4. **Work Product Ownership.** Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information (collectively the "Work Product") developed in whole or in part by Consultant in connection with the Services will be the exclusive property Company. Upon request, Consultant will execute all documents necessary to confirm or perfect the exclusive ownership of Company to the Work Product.
5. **Confidentiality.** Consultant, and its employees, agents, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of Consultant, or divulge, disclose, or communicate in any manner, any information that is proprietary to Company. Upon termination of this Agreement, Consultant will return to Company all records, notes, documentation, and other items that were used, created, or controlled by Consultant during the term of this Agreement.
6. **Indemnification.** Consultant agrees to indemnify and hold Company harmless from all claims, losses, expenses, fees including attorney fees, costs, judgments that may be asserted against Company that result from the acts of Consultant and/or Consultant's employees, agents, or representatives.
7. **Warranty.** Consultant shall provide its Services and meet its obligations under this Agreement in a timely and workmanlike manner, using knowledge and recommendations for performing the Services which meet generally acceptable standards in Consultant's community and region, and will provide a standard of care equal to, or superior to, care used by service providers similar to Consultant on similar projects.
8. **Remedies.** In addition to any and all other rights a party may have available according to law, if a party defaults by failing to substantially perform any provision, term or condition of this Agreement (including without limitation the failure to make a monetary payment when due), the other party may terminate the Agreement by providing written notice to the defaulting party. This notice shall describe with sufficient detail the nature of the default. The party receiving such notice shall have 10 days from the effective date of such notice to cure the default(s). Unless waived by a party providing notice, the failure to cure the default(s) within such time period shall result in the automatic termination of this Agreement.
9. **Entire Agreement.** This Agreement contains the entire agreement of the parties, and

there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Agreement. This Agreement supersedes any prior written or oral agreements between the parties.

10. **Severability.** If any provision of this Agreement will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.
11. **Amendment.** This Agreement may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.
12. **Governing Law.** This Agreement shall be construed in accordance with the laws of the State of Arizona.
13. **Notice.** Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address as furnished to the other in writing.
14. **Assignment.** Neither party may assign or transfer this Agreement without the prior written consent of the non-assigning party, which approval shall not be unreasonably withheld.
15. **Signatories.** This Agreement shall be signed on behalf of the Company by Scott Kettle, CEO and on behalf of the Consultant by William Lane, CEO and effective as of the date first written above.

On behalf of the Company:

By:______________________________

Scott Kettle
CEO

On behalf of the Consultant:

By:______________________________

William Lane
CEO

gawk Incorporated

Exhibit A (Services)

The Services to be provided by Consultant (BCMG) are as follows:

1. Procurement of content under Company's Post it, Price It, Promote It model
    a. Movies
    b. Television Series
    c. Music Videos
    d. Shorts
    e. Animated films
    f. Live sporting events
    g. Other sectors that fit Company's business model
2. Introduction and negotiation assistance into the above sectors